As filed with the Securities and Exchange Commission on August 25, 2014.
Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

EAGLE FINANCIAL SERVICES, INC.
 (Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	54-1601306 (I.R.S. Employer Identification No.)
2 East Main Street P.O. Box 391 Berryville, Virginia (Address of Principal Executive Offices)	22611 (Zip Code)
__________________

EAGLE FINANCIAL SERVICES, INC.
2014 STOCK INCENTIVE PLAN
 (Full title of the plan)

John R. Milleson
President and Chief Executive Officer
Eagle Financial Services, Inc.
2 East Main Street
P.O. Box 391
Berryville, Virginia 22611
(Name and address of agent for service)

(540) 955-2510
 (Telephone number, including area code, of agent for service)
___________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐                                                                                                Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)                                                                                                                     Smaller reporting company ☑
___________

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $2.50 per share	500,000	$23.75	$11,875,000	$1,530

(1)
The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.

(2)	Pursuant to Rule 457(h), the offering price is based on the average of the high ($23.75) and low ($23.74) prices of a share of Common Stock as reported on the OTC Bulletin Board on August 18, 2014.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference and made a part hereof, to the extent that such documents are considered filed with the Commission:

(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “Form 10-K”);

(2)	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2013;

(2)	the portions of the Registrant’s definitive Proxy Statement for the Annual Meeting of Shareholders held on May 21, 2014 that have been incorporated by reference into the Form 10-K;

(3)	the Registrant’s Current Reports on Form 8-K, filed on January 15, 2014, April 16, 2014 and May 22, 2014; and

(4)	the description of the Registrant’s Common Stock as set forth in the Registrant’s registration statement on Form 8-A, filed on April 29, 1992.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, to the extent that such documents are considered filed with the Commission.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                                Description of Securities.

Not applicable.

Item 5.                                Interests of Named Experts and Counsel.

Williams Mullen, counsel to the Registrant, has rendered its opinion that the Common Stock, when issued pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable.  Such counsel does not have a substantial interest in or connection to the Registrant or its subsidiaries requiring disclosure herein.

Item 6.                                Indemnification of Directors and Officers.

Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia, as amended (the “Code”), permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his or her good faith belief that he or she has met the standard of conduct prescribed by the Code and furnishes the corporation with a written undertaking to repay any funds advanced if it is ultimately determined that the director has not met the relevant standard of conduct.  To meet this standard of conduct, the Code provides that the director must have conducted himself in good faith and believed, in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in its best interests and, in the case of other conduct, that his or her conduct was at least not opposed to its best interests.  In the case of any criminal proceeding, the director must not have had reasonable cause to believe his or her conduct was unlawful.  In addition, a corporation is permitted to indemnify a director or officer against liability incurred in a proceeding only if (except in cases where indemnification is mandatory, as described below) a determination has been made by the disinterested members of the board of directors, special legal counsel or shareholders that the director or officer conducted himself or herself in good faith and otherwise met the required standard of conduct. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any other or further indemnity, including advancement of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification against the reasonable expenses incurred by a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

Article VIII of the Registrant’s Articles of Incorporation provides for the elimination of liability of directors and officers of the Registrant to the Registrant and its shareholders for monetary damages arising out of any transaction, occurrence or course of conduct, except in a case of willful misconduct or a knowing violation of the criminal law or any federal or state securities law.  In addition, Article VIII provides for the indemnification of persons who are or were directors or officers of the Registrant, or who are or were serving at the request of the Registrant as a director, officer, employee or agent of another enterprise or entity against all liabilities and expenses incurred in the proceeding except as are incurred because of his or her willful misconduct or knowing violation of the criminal law. Article VIII also authorizes the

 Registrant to purchase and maintain insurance for itself and indemnifiable persons against any liability, whether or not the Registrant would have the power to indemnify such person against such liability under the provisions of Article VIII.

Item 7.                                Exemption from the Registration Claimed.

Not applicable.

Item 8.                                Exhibits.

The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

4.1	Articles of Incorporation of Eagle Financial Services, Inc., incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed March 1, 2006.

4.2	Bylaws of Eagle Financial Services, Inc., incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-4, Registration No. 33-43681.

4.3
Eagle Financial Services, Inc. 2014 Stock Incentive Plan, incorporated by reference to Exhibit A of the Proxy Statement for the Annual Meeting of Shareholders held on May 21, 2014, filed April 21, 2014.

5.1	Opinion of Williams Mullen.*

23.1	Consent of Williams Mullen (included in Exhibit 5.1).*

23.2           Consent of Smith Elliott Kearns & Company, LLC.*

24           Powers of Attorney (included on Signature Page).*
____________

*Filed herewith.

Item 9.                                Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Clarke County, Commonwealth of Virginia, on this 25th day of August 2014.

EAGLE FINANCIAL SERVICES, INC.

By:	/s/ John R. Milleson
John R. Milleson
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby appoints John R. Milleson and Kathleen J. Chappell, each of whom may act individually, as attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ John R. Milleson John R. Milleson	President and Chief Executive Officer and Director (Principal Executive Officer)	August 25, 2014
/s/ Kathleen J. Chappell Kathleen J. Chappell	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 25, 2014
/s/ Thomas T. Gilpin Thomas T. Gilpin	Chairman of the Board and Director	August 25, 2014
/s/ Robert W. Smalley, Jr. Robert W. Smalley, Jr.	Vice Chairman of the Board and Director	August 25, 2014
/s/ Thomas T. Byrd Thomas T. Byrd	Director	August 25, 2014
/s/ Mary Bruce Glaize Mary Bruce Glaize	Director	August 25, 2014
/s/ Douglas C. Rinker Douglas C. Rinker	Director	August 25, 2014
/s/ Robert E. Sevila Robert E. Sevila	Director	August 25, 2014
/s/ John D. Stokely, Jr. John D. Stokely, Jr.	Director	August 25, 2014
James T. Vickers	Director	August 25, 2014
/s/ Randall G. Vinson Randall G. Vinson	Director	August 25, 2014
/s/ James R. Wilkins, Jr. James R. Wilkins, Jr.	Director	August 25, 2014

EXHIBIT INDEX

Exhibit
Number                                                Description of Exhibit

4.1	Articles of Incorporation of Eagle Financial Services, Inc., incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K, filed March 1, 2006.

4.2	Bylaws of Eagle Financial Services, Inc., incorporated by reference to Exhibit 3.2 of the Registration Statement on Form S-4, Registration No. 33-43681.

4.3
Eagle Financial Services, Inc. 2014 Stock Incentive Plan, incorporated by reference to Exhibit A of the Proxy Statement for the Annual Meeting of Shareholders held on May 21, 2014, filed April 21, 2014.

5.1	Opinion of Williams Mullen.*

23.1	Consent of Williams Mullen (included in Exhibit 5.1).*

23.2           Consent of Smith Elliott Kearns & Company, LLC.*

24           Powers of Attorney (included on Signature Page).*
____________

*Filed herewith.